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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of January, 1999, by and between CompuCredit Corporation, a Georgia corporation ("CompuCredit"), and ______________, an individual resident of the State of Georgia ("Employee").


                              W I T N E S S E T H:

         WHEREAS, the parties hereto desire to enter into a written agreement for the continued employment of Employee by CompuCredit on the terms and conditions hereinafter stated which shall supersede any and all written or oral arrangements between the parties concerning the subject matter hereof;

         NOW, THEREFORE, for and in consideration of the Employee's continued employment with the Company and the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CompuCredit and Employee agree as follows:

         1. RELATIONSHIP ESTABLISHED. Upon the terms and subject to the conditions of this Agreement, CompuCredit hereby employs Employee to provide efforts (the "Services") to CompuCredit as delegated to him from time to time by the Chief Executive Officer, or his designee consistent with those generally associated with an executive officer. Employee hereby agrees to devote substantially all of his business efforts toward performing the Services, which efforts shall constitute not less than a minimum average of forty (40) hours per week for CompuCredit or one of it subsidiaries. In his performance of the Services, Employee shall comply with applicable CompuCredit policies and procedures.

         2.       TERM; TERMINATION.

         2.1 TERM OF EMPLOYMENT. The term of Employee's employment under this Agreement shall commence on January 1, 1999 and shall continue for an initial term (the "Initial Term") of one (1) year, unless sooner terminated in accordance with Section 2.2. Upon expiration of the Initial Term, Employee's employment hereunder shall be continued (upon the same terms, subject to the same conditions and at the same salary or at a salary agreed to by both CompuCredit and Employee) after such expiration indefinitely on an at will basis, subject to termination at any time by either party on not less than thirty (30) days prior written notice by either party, or as otherwise provided pursuant to Section 2.2 of this Agreement. The Initial Term and any additional period of time employee is employed by CompuCredit thereafter shall be collectively referred to as the "Term."



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         2.2      TERMINATION OF EMPLOYMENT.

                  (a) This Agreement shall automatically and immediately terminate upon the death of Employee; or

                  (b) Either party may terminate this Agreement upon the Complete Disability of Employee. "Complete Disability", as used herein, shall mean the inability of Employee by reason of any physical or mental impairment to perform fully and effectively, as determined in the reasonable judgment of a competent physician selected in good faith by CompuCredit, the Services on a full time basis for an aggregate of 90 days in any period of 180 consecutive days.

                  (c) TERMINATION BY COMPUCREDIT. In addition to any other rights or remedies available to CompuCredit, CompuCredit may, in its sole discretion, terminate Employee's employment for Cause effective immediately upon delivery of written notice to Employee. In this Agreement, "Cause" means the reasonable, good faith determination of a majority of the Board of Directors of CompuCredit that:

                           (i) (A) Employee has committed an act constituting
                  fraud, deceit or intentional material misrepresentation with respect to CompuCredit or any client, customer or supplier of CompuCredit; (B) Employee has embezzled funds or assets from CompuCredit or any client or customer of CompuCredit; or (C) Employee has engaged in willful misconduct or gross negligence in the performance of the Services;

                           (ii) Employee has breached or defaulted in the
                  performance of any material provision of this Agreement and has not cured such breach or default to CompuCredit's reasonable satisfaction within thirty (30) days after receiving notice thereof (provided that any breach by Employee of any obligation under Section 9 will be grounds for immediate termination for "Cause" without any notice or right to cure); or

                           (iii) Employee's conduct is materially detrimental to
                  the reputation of CompuCredit which Employee has not cured (if such conduct is curable in Employer's reasonable opinion) to CompuCredit's reasonable satisfaction within ten (10) days after receiving notice thereof.

                  (d) The date on which Employee's employment expires or terminates for any reason is referred to herein as the "Termination Date."

                  (e) Employee may terminate the Term following a Change of Control (as defined below), by providing CompuCredit at least thirty (30) days prior written notice of termination. For purposes of this Agreement, "Change of Control" shall mean the acquisition by any single person or entity or related persons or entities of either substantially all the assets of the CompuCredit or more than fifty percent (50%) of the outstanding and issued common stock of CompuCredit following an initial public offering of CompuCredit's common stock.



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         3.       COMPENSATION.

                  (a) During the Term, CompuCredit shall pay Employee as compensation for the Services an annual salary as set forth on EXHIBIT A hereto and incorporated herein by reference. Such compensation shall be payable in substantially equal semi-monthly installments or in such other installments or at such other intervals as may be the policy of CompuCredit from time to time, and shall be subject to such deductions and withholdings as are required by law or policies of CompuCredit in effect from time to time. Employee's salary per annum may from time to time be adjusted as agreed in writing by both CompuCredit and Employee.

                  (b) Notwithstanding anything to the contrary herein, if this Agreement is terminated for any of the reasons set forth in Section 2 hereof, CompuCredit shall be released of its obligation to pay further compensation or benefits to Employee as set forth in this Agreement (except for salary already earned under Section 3(a) hereof) and Employee will not be entitled to any severance or other benefits upon any termination of his employment hereunder.

                  (c) If, during the Initial Term, CompuCredit defaults hereunder by terminating Employee's employment (other than pursuant to Section 2 hereof), Employee shall be entitled to compensation paid in accordance with this
Section 3 for the remainder of the Initial Term.

         4. VACATION. Employee shall be entitled to such number of weeks of paid vacation in each calendar year of the Term as is provided in, and in accordance with, CompuCredit's policies in effect from time to time for management employees.

         5. BENEFITS. Employee shall be entitled to participate in executive employee benefit plans generally provided by CompuCredit to its executives, but only if and to the extent provided from time to time in such executive benefits plans and for so long as CompuCredit provides or offers such benefit plans.

         6. REIMBURSEMENT FOR EXPENSES. CompuCredit shall reimburse Employee for reasonable out-of-pocket expenses incurred by Employee in connection with the performance of the Services hereunder for travel, entertainment and other miscellaneous expenses to the extent such expenses are consistent with CompuCredit's reimbursement policy as the same shall be in effect from time to time. Reimbursement shall be made only against an itemized list of such expenses submitted to CompuCredit by Employee within thirty (30) days after being incurred, and, to the extent requested by CompuCredit, receipts and invoices evidencing such expenses.

         7.       CONFIDENTIALITY.

                  (a) PROPRIETARY INFORMATION. Employee acknowledges that as an employee of CompuCredit, he may from time to time have access to and be provided with trade secrets (as defined under applicable law), and other confidential, secret and proprietary information including without limitation, financial statements or information, technical or nontechnical data, formulae, compilations, programs, methods, data, financial plans, models, product plans, marketing or sales strategies, portfolio information, or lists of actual or potential borrowers, loan



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program participants or other customers not generally available to the public concerning any aspect of the products, services or businesses of CompuCredit, its affiliates, or its and their officers, directors, employees, advisers, agents or other personnel (collectively, "Proprietary Information"). Employee agrees that he will not, directly or indirectly, disclose, publish, disseminate or use any confidential information except as authorized herein. Employee may use confidential information to perform the Services but in doing so will only allow dissemination of confidential information to any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, government agency, trust, trustee, entity, unincorporated organization or any other entity on a strict need-to-know basis (provided such persons are first informed of the confidential nature of such information and directed to use or disclose it only as permitted herein). If disclosure of any Confidential Information is required by law, a court or agency of the government, then you may make such disclosure after providing CompuCredit with reasonable notice, to the extent that providing such notice to CompuCredit is legally permissible, so that CompuCredit may seek protective relief.

                  (b) Notwithstanding the provisions of Section 7(a) above, the following shall not be considered to be Proprietary information: (i) any information that was in the public domain through no fault or act of Employee prior to the disclosure thereof to Employee; (ii) any information that comes into the public domain through no fault or act of Employee; (iii) any information that is disclosed without restriction to Employee by a third party (which term shall not include any equity holder, affiliate, or counsel, accountants and other non-employee representatives of affiliated entitles, or of any of their respective equity holders, affiliates or related Persons) having the legal right to make such disclosure, and (iv) any confidential business information that is not a trade secret on the three (3) year anniversary of the Termination Date; PROVIDED, HOWEVER, that the limited duration of the confidentiality obligation with regard to Proprietary Information not constituting a trade secret shall not operate or be construed as affording Employee any right or license thereafter to use Proprietary Information, or as a waiver by CompuCredit of the rights and benefits otherwise available to CompuCredit under the laws governing the protection and enforceability of patents, trade secret and other intellectual property.

                  (c) RETURN OF MATERIALS. On or before the Termination Date, or when otherwise requested by CompuCredit, Employee will deliver promptly to CompuCredit all Proprietary Information and all other files, customer lists, management reports, drawings, memoranda, forms, financial data and reports and other materials or documents and equipment provided to, or obtained or created by Employee in connection with the Services (including all copies of the foregoing, and including all notes, records and other materials of or relating to CompuCredit or their respective customers) in his possession or control and shall destroy all other Proprietary Information in his possession.

         8. TRANSFER AND ASSIGNMENT TO COMPUCREDIT.

                  (a) To the greatest extent possible, any Work Product will be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. ss. 101 eT Seq., as amended) and owned exclusively by CompuCredit. In this Agreement, "Work Product" means work product, property, data, documentation, "know-how," concepts, plans, inventions, improvements, techniques,



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processes or information of any kind, prepared, conceived, discovered, developed or created by Employee in connection with the performance of the Services. Employee hereby unconditionally and irrevocably transfers and assigns to CompuCredit all right, title and interest Employee has or will have, by operation of law or otherwise, in or to any Work Product, including, without limitation, all patents, copyrights, trademarks, service marks, trade secrets and other intellectual property rights. Employee agrees to execute and deliver to CompuCredit any transfers or other instruments which CompuCredit may deem necessary or appropriate to vest complete title and ownership of any Work Product, and all rights therein, exclusively in CompuCredit.

                  (b) POWER OF ATTORNEY. Employee hereby irrevocably constitutes and appoints CompuCredit as his agent and attorney-in-fact, with full power of substitution, in the name, place and stead of Employee, to execute and deliver any and all assignments or other instruments described in Section 8(a) above that Employee fails or refuses promptly to execute and deliver. The foregoing power and agency are coupled with an interest and are irrevocable.

         9.       COVENANT AGAINST COMPETITION.

                  (a) Employee acknowledges that the Proprietary Information that he has acquired and will acquire, prior to and during the Term, includes and will include information that could be used by Employee on behalf of a Competitor (as hereinafter defined), its affiliates or others to the substantial detriment of CompuCredit. Moreover, the parties recognize that Employee during the course of his employment with CompuCredit will develop important relationships with customers and others having valuable business relationships with CompuCredit. In view of the foregoing, Employee acknowledges and agrees that the restrictive covenants contained in this Agreement are reasonably necessary to protect CompuCredit's legitimate business interests and goodwill. If Employee is terminated without cause, he will only be bound by the covenant against competition if he is paid at his then current salary for the one (1) year period of time from and after the Termination Date.

                  (b)      DEFINITIONS.

                           (i) "COMPETITIVE POSITION"- (A) the direct or
                  indirect equity ownership (excluding ownership of less than 2% of the equity of an entity listed on a major U.S. exchange or traded on a NASDAQ over-the-counter market) or control of all or any portion of a "Competitor" (as hereinafter defined), or
                  (B) any employment, consulting, partnership, advisory, directorship, agency, promotional or independent contractor arrangement between Employee and any Competitor whereby Employee is required to perform services substantially similar to the Services

                           (ii) "COMPETITOR"- Any person or entity who provides
                  services substantially similar to Company Services.

                           (iii) "CUSTOMERS"- All Persons within the Territory
                  during the one-year period prior to the Termination Date (A) to whom Employee offered or sold any



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                  of the CompuCredit's products or services (including, without limitation, any opportunity to participate in any loan program established by CompuCredit), (B) to whom were offered or sold any of CompuCredit's products or services or about whom Employee had Proprietary Information, (C) who were approached by CompuCredit with regard to a product, or (D) who were identified as potential customers by CompuCredit's models or processes.

                           (iv) "COMPANY SERVICES"- (A) purchasing, holding, and
                  selling credit card and home equity loans (purchased, held or sold by CompuCredit), or portfolios thereof, or both, (B) servicing services, and (C) engaging in the business of making credit card and home equity loans to consumers.

                           (v) "TERRITORY"- The United States, which is the
                  territory within which customers and accounts of CompuCredit will be located and where Employee will provide Services during the term of his employment under this Agreement.

                  (c) COVENANTS OF EMPLOYEE. In consideration of Employee's employment by CompuCredit and CompuCredit's providing to Employee the consideration described in Section 3 above, and based on and subject to the provisions set forth in Section 9(a) above, Employee agrees that, during the Term and for a period of one (1) year from and after the termination of Employee's employment hereunder for any reason, Employee will not, without the prior written consent of CompuCredit, directly or indirectly for or on behalf of any Person other than CompuCredit, as principal, agent or otherwise:

                           (i)      take any action in furtherance of a
                  Competitive Position; or

                           (ii) solicit Customers for the purpose of providing
                  services competitive with any of the Company Services; or

                           (iii) solicit or induce (or attempt to do so) to
                  leave employment with CompuCredit anyone who is or was, during the last year of Employee's relationship with CompuCredit, an employee of CompuCredit or an affiliated entity who would provide similar services to a Competitor.

                  (d) Employee hereby represents and warrants to CompuCredit that he is not now a party to any agreement, court order, decree or other restriction which restricts him from using or disclosing to any party any information deemed to be proprietary or confidential or deemed to be a trade secret, of which in any way restricts Employee from engaging in or rendering any of the Services.

         10. INTERPRETATION; SEVERABILITY. All rights and restrictions contained in this Agreement may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable.


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It is understood and agreed that the provisions hereof are severable; if such provisions shall be deemed invalid or unenforceable as to any period of time, territory, or business activity, such provisions shall be deemed limited to the extent necessary to render it valid and enforceable, and the unenforceability of any provisions hereof shall not in any event cause any other provision hereof to be unenforceable. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         11. RELIEF. In the event of any threatened or actual breach of the provisions of this Agreement by either party, the other party shall be entitled to injunctive relief in addition to any other remedies it may have at law or in equity.

         12. NONWAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by or on behalf of both parties.

         13. NOTICES. Any notice or other communication required or permitted hereunder shall be deemed sufficiently given if delivered by hand or sent by registered or certified mail, return receipt requested, postage and fees prepaid, addressed to the party to be notified as follows:

                  (a)      If to CompuCredit:        CompuCredit Corporation
                                                     Two Ravinia Drive
                                                     Suite 1750
                                                     Atlanta, Georgia 30346
                                                     Attn: David G. Hanna

                  (b)      If to Employee:           [Employee's Name]
                                                     [Employee's Address]


or in each case to such other address as either party may from time to time designate in writing to the other. Such notice or communication shall be deemed to have been given as of the date so delivered or five (5) days after the date so mailed.

         14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

         15. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the sole and entire agreement between the parties hereto with respect to CompuCredit's employment of Employee and supersedes all prior discussions and agreements between the parties relating to such employment and any such prior agreements shall, from and after the date hereof, be null and void. Employee is a sophisticated businessperson and has received such documents and other information as he has deemed necessary to make his own independent judgment as to the merits


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of this Agreement and the remuneration that he will receive as a result hereof;
further, it is hereby agreed by Employee that neither CompuCredit nor any affiliated entities have made any representation to Employee other than those specifically set forth in this Agreement. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

         16. PARTIES BENEFITED. This Agreement shall inure to the benefit of, and be binding upon Employee, CompuCredit, and its respective heirs, legal representatives, successors and assigns; provided that, as to Employee, this is a personal service contract and Employee may not assign this Agreement or any part hereof.

         17. TAX CONSEQUENCES. CompuCredit shall have no obligation to Employee with respect to any tax obligation Employee incurs as a result of or attributable to this Agreement, including all supplemental agreements and employee benefit plans, if any, in which Employee may hereafter participate, or arising from any payments made or to be made hereunder or thereunder.

         18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed an original, and all of such counterparts shall together constitute one and the same agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                 CompuCredit Corporation



                                 By:
                                     -------------------------------------------
                                        David G. Hanna, President




                                 By:
                                    --------------------------------------------
                                        Employee



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                                    SCHEDULE


         This schedule sets forth the annual salary information for each officer with whom the Company has entered into an Employment Agreement.




David G. Hanna................................................................$50,000

Brett M. Samsky................................................................$50,000

Richard House.................................................................$200,000

Richard W. Gilbert............................................................$175,000

Ashley L. Johnson.............................................................$50,000